Exhibit 1.01

FABRINET

CONFLICT MINERALS REPORT

YEAR ENDED DECEMBER 31, 2015

I.	Introduction

We provide advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers (OEMs) of complex products, such as optical communication components, modules and sub-systems, industrial lasers and sensors. We offer a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Certain products that we manufacture for our customers contain materials or components that use tin, tantalum, tungsten and/or gold (“3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores; the efforts undertaken to identify the country(ies) or origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time; this situation is not unique to us. We have taken steps we believe to be reasonable under the circumstances to identify the applicable smelters and refiners of such 3TG metals in our supply chain; however, we believe that the smelters and refiners of the 3TG contained in the products we manufacture for our customers are best situated to identify the sources and countries of origin of the 3TG.

We do not directly manufacture products but “contract to manufacture” branded and generic products containing 3TG on behalf of our customers. Our due diligence efforts were undertaken on the exclusive and/or privately-branded products sourced directly by, and manufactured for, us in 2015.

II.	Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers were asked to provide answers to the Electronic Industry Citizenship Coalition (EICC) / Global e-Sustainability Initiative (GeSI) Conflict Minerals Common Reporting Template reflecting Fabrinet’s position on the supply chain (the “EICC Template”). The EICC Template includes questions regarding a direct supplier’s conflict-free policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners and the origin of 3TG used by those facilities. The EICC Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

We reviewed questionnaires received for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. Based on the RCOI, we do not have sufficient information from our direct suppliers to determine the source of the necessary 3TG contained in the products we manufacture for our customers.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

III.	Due Diligence Program

We designed our overall conflict minerals procedures based on, and in conformity with the five-step framework of set forth in the Second Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We implemented appropriate elements of the five-step framework as were reasonably applied to our circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters/refiners. The five step framework consists of:

(1) Establish strong company management systems

•	We have adopted and published our Conflict Minerals Sourcing Policy, a copy of which is publicly available on our website at http://fabrinet.com/services/supply-chain

•	We have created a conflict minerals task force led by our supply chain management organization to implement our Conflict Minerals Sourcing Policy.

•	We have communicated our Conflict Minerals Sourcing Policy to direct suppliers.

•	We have conducted awareness sessions concerning the commitments and requirements expected of our suppliers.

(2) Identify and assess risks in the supply chain

•	We identified direct suppliers that supply product or material that may contain conflict minerals.

•	We conducted supplier surveys using the EICC Template

•	We reviewed responses to the EICC Template for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed.

•	We compared smelters and refiners identified by suppliers to the Conflict-Free Sourcing Initiative’s (“CFSI”) list of validated conflict free facilities for initial risk screening.

(3) Design and implement a strategy to respond to identified risks

•	We reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable).

•	Using a third party service, we compared smelters and refiners identified by suppliers to the CFSI lists of validated conflict free and verified facilities and the U.S. Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” (http://www.ita.doc.gov/td/forestprod/DOC-ConflictMineralReport.pdf) and conducted our own supplemental research on smelters and refiners.

•	We developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

(4) Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

•	We do not perform or direct audits of 3TG smelters or refiners. We rely on audits conducted by third parties through our membership in the EICC supplier self-disclosures of certification status, and our policy and procurement practices that encourage suppliers to purchase materials from audited smelters and refiners.

(5) Report on supply chain due diligence

•	We communicated our Conflict Minerals Report on our company website at
http://fabrinet.com/services/supply-chain

IV.	Product Determination

We received inconclusive data from our direct suppliers, and material source information is still developing. Therefore, we are unable to make a definitive determination about the source of 3TG in the products we manufacture for our customers. At the same time, we received no information from our direct suppliers indicating that the 3TG in our Covered Products (as defined below) directly or indirectly financed or benefitted armed groups in the Democratic Republic of the Congo and the adjoining countries of Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. Some suppliers disclosed to us that scrap/recycled sources of 3TG were identified in their supply chains and did not require due diligence.

V.	Product Description

Our customer base includes companies in complex industries that require advanced precision manufacturing capabilities, such as optical communications, industrial lasers and sensors. The products that we manufacture for our OEM customers include: selective switching products; tunable transponders and transceivers; active optical cables; solid state, diode-pumped, gas and fiber lasers; and sensors (collectively, the “Covered Products”).

We identified the following smelters and refiners that have achieved Conflict Free designation by the CFSI or an audit program with which CFSI has mutual recognition, are actively in the process of obtaining the designations, or for which we independently obtained country of origin information. We were unable to definitively link the identified smelters and refiners to only those products and materials in our supply chain; therefore, the following list likely contains more processing facilities than are actually in our supply chain or Covered Products.

Metal	Verified Refiners
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Aktyubinsk Copper Company TOO
Gold	Al Etihad Gold
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	Alpha
Gold	AngloGold Ashanti Córrego do SÃtio Mineração
Gold	Argor-Heraeus SA

Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	CNMC (Guangxi) PGMA Co. Ltd.
Gold	Codelco
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Eldorado Gold Corporation
Gold	Elemetal Refining, LLC
Gold	EM Vinto
Gold	Emirates Gold DMCC
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	Faggi Enrico S.p.A.
Gold	Fidelity Printers and Refiners Ltd.*
Gold	Gannon & Scott
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corporation
Gold	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Gold	Gejiu Zi-Li
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Materials Technology GmbH & Co. KG

Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Jinlong Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals*
Gold	Kazakhmys plc
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska MiedÅº SpóÅ,ka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Metal Co. Ltd
Gold	Korea Zinc Co. Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd
Gold	Malaysia Smelting Corporation (MSC)
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metahub Industries Sdn. Bhd.
Gold	METALÃšRGICA MET-MEX PEÃ‘OLES, S.A. DE C.V
Gold	Metallo-Chimique N.V.
Gold	Metallurgical Products India Pvt., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation

Gold	Minsur
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining & Smelting
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Åž.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery
Gold	PAMP SA
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PT Stanindo Inti Perkasa
Gold	PT Timah (Persero) Tbk Kundur
Gold	PT Timah (Persero) Tbk Mentok
Gold	PT Tinindo Inter Nusa
Gold	PX Precinox SA
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Rio Tinto Group
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA JoyerÃa PlaterÃa SA
Gold	Senju Metal Industry Co., Ltd.
Gold	Shandong Gold Mining Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sudan Gold Refinery*
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Technic Inc.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Gold	Yunnan Copper Industry Co Ltd
Gold	Yunnan Tin Group (Holding) Company Limited
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	A.L.M.T. TUNGSTEN Corp.
Tantalum	Alpha
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Gannon & Scott

Tantalum	Ganzhou Seadragon W & Mo Co., Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	JX Nippon Mining & Metals Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	Kennametal Fallon
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Nippon Mining & Metals Co. Ltd.
Tantalum	North American Tungsten
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	POSCO
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals

Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Treibacher Industrie AG
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tantalum	Wolfram Bergbau und HÃ 1⁄4tten AG
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	A.L.M.T. TUNGSTEN Corp.
Tin	Allgemeine Gold-und Silberscheideanstalt A.G.
Tin	Alpha
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Asahi Pretec Corporation
Tin	Asahi Refining USA Inc.
Tin	Aurubis AG
Tin	Best Metais e Soldas SA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin	China Nonferrous Metal Mining (Group) Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Colonial Metals, Inc
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CSC Pure Technologies
Tin	CV Ayi Jaya
Tin	CV Duta Putra Bangka
Tin	CV Gita Pesona
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Daye Non-Ferrous Metals Mining Ltd.
Tin	Dongguan Qiandao Tin Co., Ltd
Tin	Dowa
Tin	Duoluoshan
Tin	EFD INC.
Tin	Eldorado Gold Corporation
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company

Tin	Electroloy Metal Pte
Tin	Elemetal Refining, LLC
Tin	Elmet S.A. de C.V.
Tin	Elmet S.L.U. (Metallo Group)
Tin	EM Vinto
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals
Tin	Ganzhou Seadragon W & Mo Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zi-Li
Tin	Guangdong Jinding Gold Limited
Tin	Heimerle + Meule GmbH
Tin	Heraeus Ltd. Hong Kong
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	Heraeus Precious Metals GmbH & Co. KG
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tin	Hyundai-Steel
Tin	Japan New Metals Co., Ltd.
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Copper Company Limited
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	JX Nippon Mining & Metals Co., Ltd.
Tin	Kennametal Huntsville
Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Tin	Linwu Xianggui Smelter Co
Tin	LS-NIKKO Copper Inc.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Materials Eco-Refining CO.,LTD
Tin	Materion
Tin	Melt Metais e Ligas S/A
Tin	Metahub Industries Sdn. Bhd.
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Metalor Technologies SA

Tin	Metalor USA Refining Corporation
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Mitsui Mining & Smelting
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Nihon Material Co., Ltd.
Tin	Nippon Mining & Metals Co. Ltd.
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	OJSC Novosibirsk Refinery
Tin	Operaciones Metalurgical S.A.
Tin	PBT
Tin	Phoenix Metal Ltd
Tin	POSCO
Tin	PT Alam Lestari Kencana
Tin	PT Aneka Tambang (Persero) Tbk
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Prima Tin
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Pelat Timah Nusantara Tbk*

Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Seirama Tin investment
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	PT WAHANA PERKIT JAYA
Tin	Pure Technology
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Tin	Shenzhen Anchen Tin Co., Ltd
Tin	Soft Metais Ltda.
Tin	Solar Applied Materials Technology Corp.
Tin	Solikamsk Magnesium Works OAO
Tin	Sumitomo Metal Mining Co., Ltd.
Tin	TaeguTec Ltd.
Tin	Tanaka Kikinzoku Kogyo K.K.
Tin	Thaisarco
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	Umicore SA Business Unit Precious Metals Refining
Tin	VQB Mineral and Trading Group JSC
Tin	Western Australian Mint trading as The Perth Mint
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Xianghualing Tin Co., Ltd.
Tin	Yokohama Metal Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited
Tin	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tin	Zijin Mining Group Co., Ltd. Gold Refinery
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	Air Products

Tungsten	Alpha
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Colonial Metals, Inc
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Exotech Inc.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Advanced Metals Aizu
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Golden Egret Special Alloy Co. Ltd
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	Guangdong Zhiyuan New Material Co., Ltd.
Tungsten	H.C. Starck Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hi-Temp Specialty Metals, Inc.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Izawa Metal Co., Ltd
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jiujiang Tanbre Co., Ltd.
Tungsten	JX Nippon Mining & Metals Co., Ltd.

Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Materion
Tungsten	Mitsubishi Materials Corporation
Tungsten	Mitsui Mining & Smelting
Tungsten	Niagara Refining LLC
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.
Tungsten	North American Tungsten
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Pobedit, JSC
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Sumitomo Metal Mining Co., Ltd.
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Ulba Metallurgical Plant JSC
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Voss Metals Company, Inc.
Tungsten	Western Australian Mint trading as The Perth Mint
Tungsten	Wolfram Bergbau und HÃ 1⁄4tten AG
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	Zhangyuan Tungsten Co.,Ltd
Tungsten	Zhuzhou Cemented Carbide

Countries of origin identified:

Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Egypt, Estonia, Ethiopia, France, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe. Covered Countries were identified only for CFSI audited facilities.

*	Through our RCOI, certain suppliers identified Al Kaloti Jewelers Factory Limited (“Al Kaloti”), Fidelity Printers and Refiners, and Sudan Gold Refinery as sources of gold in their supply chains. These refineries are not audited by the CFSI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Fabrinet as “company-level” responses rather than Fabrinet product-specific responses, it is uncertain if these gold refineries are actually in our supply chain. We plan to conduct additional research on whether these refineries are, in reality, present in our supply chain. If we determine that material sourced from these refineries is present in Fabrinet’s supply chain, we will work with our suppliers and the CFSI to conduct third party audits of the facilities. Should the facilities decline to participate in an audit, we will evaluate our relationship with that supplier and explore alternatives. In addition, one tin smelter (PT Pelat Timah Nusantara Tbk) was reported by some suppliers in their supply chain; however, this smelter suspended operation prior to 2015 and tin originating from this smelter is not expected to reasonably be in our supply chain for 2015.

VI.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New suppliers will be reviewed for conflict minerals conformance during initial business reviews. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.	Independent Private Sector Audit

Not required for calendar year 2015.